                             CONSULTING AGREEMENT

  THIS CONSULTING AGREEMENT (this "Agreement") is made as of this 13th day of November 1997 by and between ViroPharma Incorporated (the "Company") and David
J. Williams (the "Consultant").

                              W I T N E S E T H:
                              -----------------

  WHEREAS, the Company desires to engage Consultant to provide services to the Company in accordance with the terms and conditions set forth herein; and

  WHEREAS, Consultant desires to provide services to the Company upon the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of these premises and the mutual promises made herein and the mutual benefits to be derived herefrom, Consultant and the Company, intending to be legally bound, hereby agree as follows:

  1. ENGAGEMENT. Upon the terms and subject to the conditions set forth in
     ----------
this Agreement, the Company hereby agrees to engage Consultant, as an independent contractor, to make himself reasonably available to provide the Company with advice and consultation in the areas of product development, operations, marketing and strategic alliances (the "Services") to and on behalf of the Company and Consultant hereby agrees to render such Services to and on behalf of the Company; provided that in no event shall Consultant be obligated to devote more than ten (10) hours in any calendar quarter to the Services.

  2. COMPENSATION. In full consideration of the provision of the Services and
     ------------
the obligations undertaken pursuant to this Agreement, the Company agrees to pay Consultant $1,250 each calendar quarter and to grant Consultant options to purchase 20,000 shares of the Company's Common Stock, par value $.002 per share, such options to have an exercise price of $21.00 per share and to vest in equal increments over a three year period, all as more fully set forth in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A.

  3. TERM. This Agreement shall commence on the date hereof and shall continue
     ----
for a three (3) year period, unless sooner terminated by the Company upon thirty (30) days advance written notice to Consultant.

  4. CONFIDENTIAL INFORMATION.
     ------------------------

  (a) Without the prior written consent of the Company, Consultant shall not disclose or use any Confidential Information (as defined below) of the Company for Consultant's direct or indirect benefit or the direct or indirect benefit of any third party, and Consultant shall maintain, both during and after Consultant's engagement, the confidentiality of all Confidential Information of the Company. In general, "Confidential Information" all information and other materials of the Company that have not been made available by the Company to the general public, except as specifically excluded in Section 4(b) below. Failure to mark any of the Confidential Information as confidential or proprietary shall not affect its status as Confidential Information under the terms of this Agreement.

  (b) The restrictions set forth in this Section 4 shall not apply to Confidential Information that: (i) at the time of disclosure by the Company to Consultant is in, or after disclosure by the Company to Consultant becomes part of, the public domain, through no improper act on the part of Consultant;
(ii) was in Consultant's possession at the time of disclosure by the Company;
(iii) is independently developed by Consultant; or (iv) Consultant receives from a third party.

  5. REPRESENTATIONS. Consultant hereby represents that Consultant is not
     ---------------
subject to any other agreement that Consultant will violate by signing this Agreement.

  6. RELATIONSHIP BETWEEN PARTIES. Consultant will be retained by the Company
     ----------------------------
strictly for the purposes and to the extent set forth in this Agreement and his relationship to the Company shall be that of an independent contractor. Consultant shall not be considered under the provisions of this Agreement or otherwise as an employee of the Company. Consultant shall be responsible for the timely payment of his or her own self-employment and income taxes and the Company shall not deduct or withhold from any monies payable to Consultant hereunder any amount on account of any tax or employee benefit. Nothing contained in this Agreement shall create or imply the creation of a partnership between the Company and Consultant and neither party shall have any authority (actual or apparent) to bind the other.

  7. GOVERNING LAW. This Agreement shall be construed and enforced in
     -------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of Pennsylvania or any other jurisdiction.

  8. MISCELLANEOUS. This Agreement and the Exhibit attached hereto (which is
     -------------
incorporated herein by reference) contains the entire agreement and understanding of the parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every nature between them. This Agreement may not be changed or modified, except by an agreement in writing signed by both of the parties hereto. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

  9. INDEMNIFICATION. If Consultant is a party or is threatened to be made a
     ---------------
party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a consultant to the Company or any predecessor of the Company or served any other enterprise as a director, officer or employee at the request on the Company or any predecessor of the Company, then the Company shall indemnify Consultant to the full extent of (and subject to the limitation set forth in) of Title 8, Section 145 of the Delaware General Corporation Law (the Delaware Indemnification Law"), as though Consultant was an "agent" of the Company for purposes of the Delaware Indemnification Law. This Section 9 shall survive the termination of this Agreement for the duration of the statute of limitations that might apply to a claim asserted by reason of the fact that Consultant was a consultant to the Company or any predecessor of the Company or served any other enterprise as a director, officer or employee at the request on the Company or any predecessor of the Company.

  IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed the day and year first above written.

                                     VIROPHARMA INCORPORATED

                                     By: /s/ Claude H. Nash
                                         --------------------------------------

                                     Its: President and Chief Executive Officer
                                          -------------------------------------

                                     CONSULTANT

                                     /s/ David J. Williams
                                     ------------------------------------------
                                     David J. Williams